Exhibit 10.2

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT, dated as of November 17, 2021 (this “Termination Agreement”), by and between Legacy Education Alliance, Inc. (the “Company”), and NCW, LLC (“Buyer”).

WHEREAS, the Company and Buyer are parties to that Stock Purchase and Option Agreement (the “Agreement”) dated October 15, 2021;

WHEREAS, the Closing (as defined in the Agreement) did not occur and neither the Purchase Shares (as defined in the Agreement) nor the Option (as defined in the Agreement) were acquired by Buyer;

WHEREAS, the parties desire to terminate the Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Termination of the Agreement. The Agreement is hereby terminated as of the date first written above (the “Termination Date”). From and after the Termination Date, the Agreement will be of no further force or effect, and the rights and obligations of each of the parties hereto thereunder shall terminate.

2. Representations and Warranties. Each party hereto hereby represents and warrants to the other parties hereto that:

(a) It has the full right, power and authority to enter into this Termination Agreement and to perform its obligations hereunder. The execution of this Termination Agreement by such party, and the delivery of this Termination Agreement by such party, has been duly authorized by all necessary action on the part of such party.

(b) This Termination Agreement has been executed and delivered by such party and (assuming due authorization, execution and delivery by the other parties hereto) constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.

3. Miscellaneous.

(a) This Termination Agreement and all matters arising out of or relating to this Termination Agreement are governed by, and construed in accordance with, the laws of the State of Nevada, without regard to the conflict of laws provisions of such State.

(b) This Termination Agreement, and each of the terms and provisions hereof, may only be amended, modified, waived or supplemented by an agreement in writing signed by each party hereto.

(c) This Termination Agreement may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Termination Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Termination Agreement.

(d) The headings in this Termination Agreement are for reference only and do not affect the interpretation of this Termination Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement as of the date first written above.

Legacy Education Alliance, Inc.

By:	/s/ Michel Botbol
Name:	Michel Botbol
Title:	Chairman and CEO

NCW, LLC

By:	/s/ Samuel Guttman
Name:	Samuel Guttman
Title:	Manager